UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 19, 2005

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Milik Street, Carteret, New Jersey 07008
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:    (732) 499-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐            Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Amended and Restated Stockholders’ Agreement

Effective August 23, 2005, Pathmark Stores, Inc., a Delaware corporation (“Pathmark”), and certain investment funds (the “Investors”) affiliated with The Yucaipa Companies LLC (“Yucaipa”) entered into an Amended and Restated Stockholders’ Agreement (the “Stockholders’ Agreement”), amending and restating the Stockholders’ Agreement, dated as of June 9, 2005, between the Investors and Pathmark (the “Original Stockholders’ Agreement”).

Pathmark and the Investors entered into the Stockholders’ Agreement to change the authorized composition of Pathmark’s Board of Directors (the “Board”) in order to allow Pathmark’s Chief Executive Officer to serve as a member of the Board. Accordingly, the Stockholders’ Agreement amended various terms related to the addition of the Chief Executive Officer as a member of the Board. For example, pursuant to the new terms of the Stockholders’ Agreement, the Board consists of six independent directors (the “Independent Directors”) and five directors designated by the Investors (the “Investor Designated Directors”) and there may be one additional director who is the Chief Executive Officer. In the event of any vacancy for any reason in the Board seat reserved for the Chief Executive Officer, a majority vote of the directors then in office, plus one director, will have the sole right (but will not be obligated) to nominate any replacement Chief Executive Officer of Pathmark as a member of the Board. In addition, a majority vote of the directors then in office, plus one director, is required to remove without cause the Chief Executive Officer as a member of the Board.  In general, the other terms of the Original Stockholders’ Agreement remain unchanged.

A copy of the Stockholders’ Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Stockholders’ Agreement is qualified in its entirety by reference to the full text of the Stockholders’ Agreement.  A summary of the terms of the Original Stockholders’ Agreement, as well as a copy of such agreement, is included in a Form 8-K filed by Pathmark with the Securities and Exchange Commission on June 15, 2005.

Employment Agreement

On August 23, 2005, John T. Standley and Pathmark entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Standley will serve as Chief Executive Officer of Pathmark.  The term of the Employment Agreement will be for an initial period of three years, beginning on August 29, 2005 (the “Effective Date”), and will renew automatically for successive one-year periods unless either party gives notice of non-renewal at least 180 days before the end of the then term.

As compensation under the Employment Agreement, Mr. Standley will have an annual base salary of $900,000 and a target annual bonus equal to 100% of salary.  Mr. Standley will also receive a signing bonus of $335,000.  Mr. Standley will be eligible to participate in the employee benefit plans of Pathmark made available generally to executive officers and, at his election and in lieu of participating in Pathmark’s non-qualified retirement plans, will be entitled to an annual employer contribution of $200,000 under a deferred compensation plan to be established by Pathmark.

As required under the Employment Agreement, on August 23, 2005, Pathmark granted Mr. Standley (i) pursuant to an award agreement (the “Option Agreement”), an option to purchase an aggregate of 1,500,000 shares of Pathmark’s common stock at an exercise price equal to $10.39, the closing price of the shares on the date of grant, and (ii) pursuant to an award agreement (the “Restricted Stock Agreement”) and effective on the Effective Date, an award of restricted stock consisting of 500,000 restricted shares of Pathmark’s common stock.  The option will vest and become exercisable in three annual installments beginning on the first anniversary of the Effective Date and the restricted stock will vest in twelve quarterly installments beginning three months after the Effective Date.

Under the Employment Agreement, in the event that Mr. Standley’s employment is terminated by Pathmark without “cause” or Mr. Standley resigns for “good reason” (as such terms are defined in the Employment Agreement), Pathmark will pay Mr. Standley his salary and target bonus for a period of two years following the date of termination, subject to acceleration in certain circumstances.  In the event of such a termination, (i) Mr. Standley’s restricted stock will vest in full and (ii) his stock option will vest in full if such termination is on or after the first anniversary of the

Effective Date and will vest as to two-thirds of the underlying shares if such termination is before that date.  Mr. Standley’s stock option and restricted stock will also vest in full immediately prior to the occurrence of a “change in control” (as defined in the Employment Agreement).  Pathmark will pay Mr. Standley a “gross up” in the event that he becomes subject to the excise tax on golden parachute payments under the Internal Revenue Code.

For a period of up to one year following the termination of his employment during the term of the Employment Agreement, Mr. Standley will be subject to a covenant not to compete with the business of Pathmark and not to solicit Pathmark’s employees or providers of products or services to Pathmark.

Copies of the Employment Agreement, the Option Agreement and the Restricted Stock Agreement are included herein as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.  The foregoing descriptions of the Employment Agreement, the Option Agreement and the Restricted Stock Agreement are qualified in their entirety by reference to the full text of such agreements.

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Officers

Election of David Jessick to the Board

On August 19, 2005, at a duly convened meeting of the Board, Mr. Jessick was elected to the Board as an Investor Designated Director.  As previously disclosed, on August 2, 2005, Tom Dahlen resigned from the Board.  Mr. Dahlen was appointed to the Board on June 9, 2005 as one of the directors nominated by the Investors pursuant to the terms of the Securities Purchase Agreement, dated as of March 23, 2005, among Pathmark, the Investors and Yucaipa.

Under the terms of the Stockholders’ Agreement, in the event of a vacancy in a Board seat reserved for an Investor Designated Director, the Investors have the sole right to nominate another individual to serve as an Investor Designated Director and the Board is required to elect such individual as soon as possible after his or her nomination.  Pathmark received a notice from Yucaipa in its capacity as the Investors’ representative that it was nominating David Jessick to succeed Mr. Dahlen as an Investor Designated Director.

Mr. Jessick, who began his career as a Certified Public Accountant, served over the last 26 years as a senior financial executive for Thrifty Payless Holdings, Inc., Fred Meyer, Inc. and, most recently, Rite Aid Corporation, a national retail drugstore chain, where he was part of the senior management team hired in December 1999.  Mr. Jessick held the position of Senior Executive Vice President, Chief Administrative Officer, of Rite Aid Corporation from December 1999 to July 2002, and then served as a consultant to the chief executive officer and finance staff until February 2005.

Mr. Jessick is currently a member of the boards of directors of (i) WKI Holding Company, Inc. (chairman of the audit and compensation committees), (ii) Pinnacle Food Groups, Inc. and (iii) Dollar Financial Corp. (chairman of the audit committee).

Departure of Eileen Scott as Chief Executive Officer

On August 23, 2005, Eileen Scott ceased to be the Chief Executive Officer of Pathmark.

Appointment of John T. Standley as Chief Executive Officer and Election of Mr. Standley to the Board

On August 23, 2005, at a duly convened meeting of the Board, John T. Standley was appointed Chief Executive Officer of Pathmark and elected to the Board, in each case effective August 29, 2005.  Mr. Standley, 42, had served as Senior Executive Vice President and Chief Administrative Officer of Rite Aid Corporation, a national retail drugstore chain, since June 2002 and, in addition, Chief Financial Officer of Rite Aid Corporation since January 2004.  He served as Senior Executive Vice President and Chief Financial Officer of Rite Aid Corporation from September 2000 to June 2002 and served as Executive Vice President and Chief Financial Officer of Rite Aid Corporation from December 1999 until September 2000.  Prior to joining Rite Aid Corporation, Mr. Standley was Executive Vice President and Chief Financial Officer of Fleming Companies, Inc., a food marketing and distribution company from May 1999 to December 1999 and Senior Vice President and Chief Financial Officer of Fred Meyer,

Inc. from July 1998 and May 1999.  Mr. Standley also served as Senior Vice President and Chief Financial Officer of Ralphs Grocery Company between January 1997 and July 1998, Senior Vice President of Administration at Smith’s Food & Drug Stores, Inc. from May 1996 to February of 1997, and Chief Financial Officer of Smitty’s Supervalu, Inc. from December 1994 to May 1996.

A description of the material terms of Mr. Standley’s employment agreement is included in Item 1.01 above and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year

On August 23, 2005, in accordance with the terms of the Stockholders’ Agreement, Pathmark amended its by-laws.

Section III.3 of the by-laws was amended to read as follows: “The number of directors may be fixed from time to time by resolution of the Board of Directors, such resolution to be approved by not less than one more than a majority of the directors then in office, but shall not be less than eleven (11) nor more than twelve (12).”

Section III.6 of the by-laws was amended to read as follows: “A newly elected Board of Directors shall meet and organize, and also may transact any other business which might be transacted at a regular meeting thereof, as soon as practicable after each Annual Meeting of Stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided at least six (6) of the directors are present.  The directors shall at the organizational meeting and from time to time thereon appoint a Chairman from among the members of the Board of Directors then duly elected and serving (the “Chairman”), which Chairman may, but need not, also hold a separate position as an officer and employee of the Corporation.  If at least such a number of directors is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section III.8 hereof for special meetings of the Board of Directors, or in a waiver of notice thereof.”

The first sentence of Section III.10 of the by-laws was amended to read as follows: “Except as otherwise provided in Section III.6 hereof, at every meeting of the Board of Directors six (6) of the directors shall constitute a quorum.”

The effective date of these amendments was August 23, 2005.

A copy of the amended and restated by-laws is included herein as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

3.1	Amended and Restated By-Laws of Pathmark Stores, Inc.

10.1

Amended and Restated Stockholders’ Agreement, dated as of August 23, 2005, among Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance Fund I, L.P., Yucaipa American Alliance (Parallel) Fund I, L.P. and Pathmark Stores, Inc.

10.2	Employment Agreement, dated as of August 23, 2005, between John T. Standley and Pathmark Stores, Inc.

10.3	Stock Option Award Agreement, dated as of August 23, 2005, between John T. Standley and Pathmark Stores, Inc.

10.4	Restricted Stock Award Agreement, dated as of August 23, 2005, between John T. Standley and Pathmark Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.
(Registrant)

	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President and General Counsel

Dated: August 25, 2005